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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) January 6, 1997



                       Montgomery Ward Holding Corp.
          (Exact name of registrant as specified in its charter)


            Delaware             0-17540                 36-3571585
         (State or other     (Commission File           (IRS Employer
         Jurisdiction of         Number)                Identification
         incorporation)                                    Number)




         Montgomery Ward Plaza, Chicago, Illinois         60671
          (Address of principal executive offices)     (Zip Code)



   Registrant's telephone number, including area code:  (312) 476-2000


       (Former name or former address, if changed since last report)



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   ITEM 5.     OTHER EVENTS.

         Effective January 6, 1997, in connection with the appointment of Roger V. Goddu as Chief Executive Officer and a director of Montgomery Ward Holding Corp. (the "Company") and as Chief Executive Officer of Montgomery Ward & Co., Incorporated, a wholly-owned subsidiary of the Company ("Montgomery Ward"), each of Spencer H. Heine, John L. Workman and G. Joseph Reddington resigned as directors of the Company. Messrs. Heine, Workman and Reddington served on the Board of Directors of the Company as designees of Bernard F. Brennan, Chairman of the Board of the Company and formerly Chief Executive Officer of the Company and of Montgomery Ward.

         Pursuant to an amendment to that certain Stockholders' Agreement dated as of June 17, 1988, as amended (the "Amendment Agreement"), General Electric Capital Corporation ("GECC") has the right to designate five (5) designees to serve as directors of the Company, Mr. Brennan has the right to designate three (3) designees to serve as directors of the Company and Mr. Goddu, as Chief Executive Officer, has the right to designate two (2) designees to serve as directors of the Company. GECC beneficially owns 25,000,000 shares of Class B Common Stock of the Company, constituting 100.0% of the outstanding shares of Class B Common Stock and 57.4% of the outstanding shares of Common Stock of the Company. Mr. Brennan beneficially owns 16,328,366 shares of Class A Common Stock of the Company (including such shares held by Mr. Brennan as voting trustee), constituting 88.1% of the outstanding shares of Class A Common Stock and 37.5% of the outstanding shares of Common Stock of the Company. The Amendment Agreement and the By-Laws of the Company pursuant thereto provide that any action to be taken by the Board of Directors of the Company requires the affirmative vote of two-thirds of the full Board of Directors. Prior to the appointment of Mr. Goddu, neither GECC nor Mr. Brennan, through their designees, could effect such a two-thirds vote without the participation of designees of the other party. Currently, GECC could effect such a vote with the participation of the designees of either Mr. Brennan or Mr. Goddu (although there are currently two vacancies on the Board of Directors of the Company, as each of Mr. Brennan and Mr. Goddu currently has yet to name one of his respective designees).

         Pursuant to the Amendment Agreement, the number of directorships to be designated by Mr. Brennan is subject to reduction (and the number of directorships to be designated by GECC is subject to increase) in the event of certain reductions in the percentage ownership of the Company's common stock of Mr. Brennan and his permitted transferees. The Amendment Agreement also contains provisions with respect to, among other matters, transfer restrictions with respect to shares of common stock of the Company, certain "put" and "call" rights and restrictions on such rights, registration rights, certain "drag-along" rights for GECC and "tag-along" rights for Mr. Brennan and rights of refusal for new securities.


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         The foregoing description of the Amendment Agreement is
   qualified in its entirety by reference to the text of the Amendment Agreement, which is filed as Exhibit 1 hereto and incorporated herein by reference. The Stockholders' Agreement as in force prior to such amendment is also incorporated herein by reference and is filed as
   Exhibit 2 hereto.

   ITEM 7.     EXHIBITS

         1. Amendment Agreement dated as of December 10, 1996 among Montgomery Ward, Bernard F. Brennan and GECC.

         2. Stockholders' Agreement dated as of June 17, 1988, as amended through December 29, 1994, incorporated by reference to Exhibit 4(e) to the Company s Registration Statement on Form S-8 (Registration No. 33-57075).


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                                SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MONTGOMERY WARD HOLDING CORP.


   January 20, 1997                    By:   /s/ John L. Workman
                                                 John L. Workman
                                             Executive Vice President
                                              Chief Financial Officer